EXHIBIT A


                            AGREEMENT OF JOINT FILING
                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                    COMMON STOCK, $0.001 PAR VALUE PER SHARE


         In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the join filing on behalf of each of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

         WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 24th day of July, 1998.


                                WAVELAND INTERNATIONAL, LTD.



                                By:  /s/David S. Richter
                                     ---------------------------------------
                                     David S. Richter, Director


                                WAVELAND CAPITAL MANAGEMENT, L.P.
                                By: Clincher Capital Corporation
                                Its: General Partner


                                By:  /s/David S. Richter
                                     ---------------------------------------
                                     David S. Richter, President


                                CLINCHER CAPITAL CORPORATION


                                By:  /s/David S. Richter
                                     ---------------------------------------
                                     David S. Richter, President